Ex-23.n
NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)
WHEREAS, Nationwide Variable Insurance Trust (the “Trust”), a Delaware statutory trust, is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes
NVIT Nationwide Fund	Class I, Class II, Class III, Class IV, Class Y
NVIT Growth Fund	Class I, Class IV
NVIT Government Bond Fund	Class I, Class II, Class III, Class IV
NVIT Money Market Fund	Class I, Class II, Class IV, Class V, Class Y
NVIT Multi-Manager Small Company Fund	Class I, Class II, Class III, Class IV, Class Y
Van Kampen NVIT Comstock Value Fund	Class I, Class II, Class IV, Class Y
Gartmore NVIT Worldwide Leaders Fund	Class I, Class II, Class III, Class VI
Federated NVIT High Income Bond Fund	Class I, Class III
NVIT Multi Sector Bond Fund	Class I, Class III
NVIT Multi-Manager Small Cap Value Fund	Class I, Class II, Class III, Class IV, Class Y
NVIT Mid Cap Index Fund	Class I, Class II, Class III, Class Y
NVIT Multi-Manager Small Cap Growth Fund	Class I, Class II, Class III, Class Y
NVIT Technology and Communications Fund	Class I, Class II, Class III, Class VI
NVIT Health Sciences Fund	Class I, Class II, Class III, Class VI
Gartmore NVIT Emerging Markets Fund	Class I, Class II, Class III, Class VI, Class Y
Gartmore NVIT International Equity Fund	Class I, Class II, Class III, Class VI, Class Y
NVIT Nationwide Leaders Fund	Class I, Class II, Class III
NVIT U.S. Growth Leaders Fund	Class I, Class II, Class III
NVIT Global Financial Services Fund	Class I, Class II, Class III
Gartmore NVIT Global Utilities Fund	Class I, Class II, Class III
NVIT Multi-Manager International Value Fund	Class I, Class II, Class III, Class IV, Class VI, Class Y
NVIT S&P 500 Index Fund	Class I, Class II, Class IV, Class Y
Gartmore NVIT Developing Markets Fund	Class I, Class II
NVIT Investor Destinations Aggressive Fund	Class II, Class VI
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class VI

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

Series	Classes
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class VI
NVIT Investor Destinations Moderate Fund	Class II, Class VI
NVIT Investor Destinations Balanced Fund	Class II, Class VI
NVIT Investor Destinations Conservative Fund	Class II, Class VI
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class VI
American Funds NVIT Growth Fund	Class II
American Funds NVIT Global Growth Fund	Class II
American Funds NVIT Asset Allocation Fund	Class II
American Funds NVIT Bond Fund	Class II
American Funds NVIT Growth-Income Fund	Class II
NVIT Bond Index Fund	Class II, Class Y
NVIT Small Cap Index Fund	Class II, Class Y
NVIT Enhanced Income Fund	Class II, Class Y
NVIT International Index Fund	Class II, Class VI, Class VIII, Class Y
NVIT Multi-Manager Large Cap Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager Mid Cap Growth Fund	Class I, Class II, Class Y
NVIT Multi-Manager International Growth Fund	Class I, Class II, Class III, Class VI, Class Y
NVIT Core Bond Fund	Class I, Class II, Class Y
NVIT Core Plus Bond Fund	Class I, Class II, Class Y
Neuberger Berman NVIT Socially Responsible Fund	Class I, Class II, Class Y
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class I, Class II
Van Kampen NVIT Real Estate Fund	Class I, Class II, Class Y
NVIT Cardinal Conservative Fund	Class I, Class II
NVIT Cardinal Moderately Conservative Fund	Class I, Class II
NVIT Cardinal Balanced Fund	Class I, Class II
NVIT Cardinal Moderate Fund	Class I, Class II
NVIT Cardinal Capital Appreciation Fund	Class I, Class II
NVIT Cardinal Moderately Aggressive Fund	Class I, Class II
NVIT Cardinal Aggressive Fund	Class I, Class II
NVIT Multi-Manager Mid Cap Value Fund	Class I, Class II, Class Y
NVIT Short-Term Bond Fund	Class I, Class II, Class Y
NVIT Multi-Manager Large Cap Value Fund	Class I, Class II, Class Y

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

Series	Classes
Templeton NVIT International Value Fund	Class I, Class II, Class III, Class VI, Class Y
AllianceBernstein NVIT Global Fixed Income Fund	Class I, Class II, Class III, Class VI, Class Y
Oppenheimer NVIT Large Cap Growth Fund	Class I, Class II, Class Y
American Century NVIT Multi Cap Value Fund	Class I, Class II, Class Y

*	As most recently approved at the June 17, 2009 Board Meeting.
WHEREAS, Nationwide Fund Advisors (“NFA”) serves as investment adviser for each of the series except for the American Funds NVIT Growth Fund, the American Funds NVIT Global Growth Fund, the American Funds NVIT Asset Allocation Fund, the American Funds NVIT Bond Fund and the American Funds Growth-Income Fund (collectively, the “American Funds NVIT Funds”);
WHEREAS, Nationwide Fund Distributors LLC (“NFD”) serves as underwriter and Nationwide Fund Management LLC serves as fund administrator for the series of the Trust;
WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:
(1)	in the case of Class II and Class VI shares of the Funds, fees of not more than 0.25% per annum of average net assets; and

(2)	in the case of Class VIII shares of the NVIT International Index Fund, fees of not more than 0.40% per annum of average net assets.
WHEREAS, redemption fees will be charged by Class III shares of the NVIT Nationwide Fund, NVIT Government Bond Fund, NVIT Multi-Manager Small Company Fund, Gartmore NVIT Worldwide Leaders Fund, Federated NVIT High Income Bond Fund, NVIT Multi Sector Bond Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Mid Cap Index Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Technology and Communications Fund, Gartmore NVIT Emerging Markets Fund, Gartmore NVIT International Equity Fund, NVIT Health Sciences Fund, NVIT Nationwide Leaders Fund, NVIT U.S. Growth Leaders Fund, NVIT Global Financial Services Fund, Gartmore NVIT Global Utilities Fund, NVIT Multi-Manager International Value Fund, NVIT

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

Multi-Manager International Growth Fund, Templeton NVIT International Value Fund and AllianceBernstein NVIT Global Fixed Income Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities Exchange Commission, and the structure of these fees will be stated in each applicable Fund’s prospectus.
WHEREAS, redemption fees will be charged by Class VI shares of the NVIT Technology and Communications Fund, NVIT International Index Fund, NVIT Health Sciences Fund, Gartmore NVIT Emerging Markets Fund, Gartmore NVIT International Equity Fund, Gartmore NVIT Worldwide Leaders Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager International Growth Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Capital Appreciation fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Moderately Conservative Fund, Templeton NVIT International Value Fund and AllianceBernstein NVIT Global Fixed Income Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities Exchange Commission, and the structure of these fees will be stated in each applicable Fund’s prospectus.
WHEREAS, redemption fees will be charged by Class VIII shares of the NVIT International Index Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund’s prospectus.
WHEREAS, the Trust has adopted an Administrative Services Plan providing for fees of not more than 0.25% per annum of the average daily net assets of the Class I, Class II, Class III, Class VI or Class VIII shares of the Funds, 0.20% of the average daily net assets of the Class IV shares of the Funds and 0.10% of the average daily net assets of the Class V shares of the Funds. The Administrative Services Plan shall not apply to Class Y shares of the Funds;

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

WHEREAS, the Class IV shares of the NVIT Nationwide Fund, NVIT Growth Fund, Van Kampen NVIT Comstock Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Government Bond Fund, NVIT Money Market Fund, NVIT Multi-Manager International Value Fund and the NVIT S&P 500 Index Fund will be offered only through the variable insurance products issued by Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company), Nationwide Life Insurance & Annuity Company of America (formerly Provident Mutual Life & Annuity Company of America) and National Life Insurance Company of Vermont which were available on or before April 28, 2003.
WHEREAS, Class V shares of the NVIT Money Market Fund will be offered through Corporate Owned Life Insurance products issued by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company.
WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;
NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:
1.	Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to: (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.
2.	Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the fund if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining

NATIONWIDE VARIABLE INSURANCE TRUST
RULE 18f-3 PLAN
(Effective May 1, 2007;
Amended August 24, 2009*)

shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3.	To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

4.	Dividends and distributions paid by a series of the Trust as to each class of its shares, to the extent any dividends or distributions are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount for each such class, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class and will be taken into account in determining the amount of dividends and distributions paid with respect to that class.

5.	Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the NASD Rules of the Financial Industry Regulatory Authority, Inc.

6.	The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of the Trust.

7.	Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.